EXHIBIT 4.5

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

ISLET SCIENCES, INC.

No. NST-1

Warrant Shares: 350,000	Initial Exercise Date: May 8, 2012

 THIS CERTIFIES that, for value received, NEOSTEM, INC. is entitled to purchase from ISLET SERVICES, INC, a Nevada corporation (the “Corporation” or the “Company”), subject to the terms and conditions hereof, Three Hundred Fifty Thousand (350,000) shares (the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”).  This warrant, together with all warrants hereafter issued in exchange or substitution for this Warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.”  The number of Warrant Shares is subject to adjustment as hereinafter provided.  Notwithstanding anything to the contrary contained herein, this Warrant shall expire at 5:00 p.m. (Eastern Time) on May 8, 2017 (the “Termination Date”).

Section 1.      Definitions.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)       “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)  “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(c)       “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(d)      “Eligible Market” means the The New York Stock Exchange, Inc., The NYSE Amex, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or OTCBB.

(e)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f)       “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(g)      “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(h)      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(i)       “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(j)        “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(k)       “Trading Day” means a day on which the principal Trading Market is open for trading.

(l)        “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(m)      “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for the preceding 10 days on the Trading Market on which the Common Stock is then listed or quoted as reported by, at the Holder’s option,  either Nasdaq Data on Demand or Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for the nearest preceding 10 days on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most bid price averaged over the preceding 10 days  per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.       Exercise.

(a)       This Warrant may be exercised by the Holder on any day on or after the Issuance Date, and on or before the Termination Date, in whole or in part, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.

(b)  Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $1.00, subject to adjustment hereunder (the “Exercise Price”).

(c)       Cashless Exercise

(i) For so long as a registration statement registering the resale of the Warrant Shares has not been filed with the Securities Exchange Commission, then this Warrant may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder, upon surrender of this Warrant (or such portion of this Warrant being so exercised) properly endorsed, together with delivery of the Net Issue Election Notice annexed hereto duly completed and executed, at the principal office of the Corporation, shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient determined according to the following formula:

Net Number = (A - B) x (X)
A

For purposes of the foregoing formula:

A= the VWAP on Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise” and delivers the Net Issue Election Notice to the Corporation;

B= the Exercise Price of this Warrant, as adjusted hereunder, in effect on the date that the Holder delivers the Net Issue Election Notice to the Corporation as provided herein;

X= the number of warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

There cannot be a Cashless Exercise unless “A” exceeds “B.”

(d)     Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, having been paid.

i. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

ii. Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the second Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

iv. No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.

v. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e)      Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section3.	Certain Adjustments.

(a)  Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another entity when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such transaction. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b)  Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c)       Split, Subdivisions, Combinations, Stock Dividends and other Issuances. If the Company shall, at any time while this Warrant is outstanding, (i) pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding Common Stock into a smaller number of shares, then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. The number of shares which may be purchased hereunder shall be increased proportionately to any reduction in Exercise Price, or decreased proportionately to any increase in Exercise Price, pursuant to this paragraph, so that after such adjustments the aggregate Exercise Price payable hereunder for the applicable number of shares shall be the same as the aggregate Exercise Price in effect just prior to such adjustments.

(d)      Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Warrant Shares for which this Warrant is exercisable shall be increased to equal: (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction, (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed.. The Exercise Price shall be reduced to equal: (i) the Exercise Price in effect immediately before the occurrence of any event (ii) multiplied by a fraction, (A) the numerator of which is the number of Warrant Shares for which this Warrant is exercisable immediately before the adjustment, and (B) the denominator of which is the number of Warrant Shares for which this Warrant is exercisable immediately after the adjustment.

(e)       Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.       Piggy‑Back Registration Rights for Registrable Securities.  If at any time when the Warrant Shares (the “Registrable Securities”) (assuming cashless exercise of warrants) may not be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than for an underwritten offering or on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Holder written notice of such determination.  If within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such Registration Statement, the Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be registered), the Company shall use commercially reasonable efforts to cause the registration under the Act of all Registrable Securities which the Company has been so requested to register by the holder.

Section 5.       Tag Along Rights.

(a)      The Company will use commercially reasonable efforts to require any shareholder owning greater than 25% of its outstanding Common Stock, on a beneficial basis, (“Transferring Shareholder”) to provide to the Company prior to any sale or transfer of over 25% its shares of Common Stock, to the extent known by the Company, in any one transaction or series of related transactions, (other than (x) one or more transfers to any affiliate of Transferring Shareholder, (y) to any current or former officer, employee, manager, director, member, partner or co-investor of the investors or any of their affiliates, (z) or open marker sales) written notice (the “Sale Notice”) to the Company. The Company shall then deliver the Sale Notice to Holder, specifying in reasonable detail the number of shares of Common Stock to be sold or transferred and the terms and conditions of the contemplated sale or transfer.  Holder may elect to participate (“Electing Holder”) in the contemplated sale or transfer by delivering written notice to the Company within 10 days after delivery of the Sale Notice. Holder shall transfer its shares on the same terms and conditions as Transferring Shareholder. Notwithstanding the foregoing, if the Transferring Shareholder intends to transfer shares of more than one class or series, Holder must participate in all such transfers.

(b)      Participation Procedure; Conditions.  With respect to any transfer, each Transferring Shareholder shall use its commercially reasonable efforts to provide the agreement of the prospective transferee(s) to the participating Electing Holder, and no Transferring Shareholder shall transfer any of its shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Electing Holder, unless in connection with such transfer, one or more of the Transferring Shareholder(s) or their affiliates purchase the number of shares from each Electing Holder which such Electing Holder would have been entitled to sell.  Each Electing Holder transferring shares pursuant to this section shall pay its share (determined on a pro rata basis) of the expenses incurred by the Transferring Shareholders in connection with such transfer and shall be obligated to join (on a pro rata basis) in any indemnification or other obligations that the Transferring Shareholder provides in connection with such transfer (other than any such obligations that relate specifically to a particular shareholder, in which case the Electing Holder will only be obligated to agree to such terms with respect to himself, herself or itself that the Transferring Holder provides with respect of itself); provided that except to the extent a prospective transferee permits a shareholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all shareholders.

(c)      No Election.  If Holder has not elected to participate in the contemplated transfer (through notice to such effect or expiration of the 10-day period after delivery of the Sale Notice), then the Transferring Holder may transfer the securities specified in the Sale Notice at a price and on terms no more favorable to the Transferring Holder thereof than specified in the Sale Notice during the 90-day period immediately following the date of the delivery of the Sale Notice.

Section 6.       Transfer of Warrant.

(a)  Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, however, that this Warrant may not be resold or otherwise transferred except (a) in a transaction registered under the Securities Act, or (b) in a transaction pursuant to an exemption, if available, from registration under the Securities Act and whereby, if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the Holder of this Warrant to the effect that the transaction is so exempt.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 6(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c)  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 7.       Miscellaneous.

(a)  No Rights as Stockholder.  This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.

(b)   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(e)  Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(f)  Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered, for resale or otherwise, or if no exemption from registration exists) will bear substantially the following legend: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(g)  Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

(h)  Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the information provided by the Holder to the Company in writing.

(i)   Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)   Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)  Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)   Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)     Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)      Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ISLET SCIENCES, INC.

By:
Name: John F. Steel IV
Title: President

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To:	Islet Sciences, Inc.	Dated: _____, 20
1370 Avenue of the Americas
Suite 902
New York, New York 10019
Attn: John F. Steel IV, President

  The undersigned, pursuant to the provisions set forth in the attached Warrant No._____ , hereby irrevocably elects to purchase_______ shares of the Common Stock of Islet Sciences, Inc. covered by such Warrant.

☐
The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of $ _____in lawful money of the United States.

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number) and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

Signature of Holder

SIGNATURE GUARANTEE:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant No._____ and all rights evidenced thereby are hereby assigned to_________ , whose address is

Dated: _____ ,20

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NET ISSUE ELECTION NOTICE

To Be Executed by the Registered Holder in Order to Make a Cashless Exercise of
Warrants

TO:	Islet Sciences, Inc.
1370 Avenue of the Americas
Suite 902
New York, NY 10019
Attention: Mr. John F. Steel IV, President

The undersigned hereby elects under Section 2 of the attached Warrant No._____, to surrender the right to purchase _____ shares of Common Stock pursuant to the Warrant and hereby requests the issuance of the number of shares of Common Stock determined in accordance with Section 2.

The undersigned hereby requests that Certificates for the shares issuable upon such net issue election shall be issued in the name of:

[please print or type name and address]

[please insert social security or other identifying number]

and to be delivered to:

[please print or type name and address]

and if there shall be remaining Warrants after such net issue election, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _______

Address

Signature of Holder

Taxpayer Identification Number

Signature Guaranteed